Exhibit 10.2

Farmers & Merchants Bank

Supplemental Executive Retirement Plan

First Amendment

FIRST AMENDMENT

TO THE

FARMERS & MERCHANTS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

DCEMBER 30, 2010

FOR

JAMES R. BOSLEY, JR.

THIS First Amendment is entered into this 22nd day of February, 2011, by and between FARMERS & MERCHANTS BANK (the “Bank”), a state-chartered commercial bank located in Upperco, Maryland, and James R. Bosley, Jr. (the “Executive”).

WHEREAS, the Bank and the Executive executed the Supplemental Executive Retirement Plan Agreement on December 30, 2010 (the “Agreement”);

WHEREAS, Section 8.1 of the Agreement provides that the Agreement may be amended upon mutual consent of the parties thereto; and

WHEREAS, the parties now desire to amend the Agreement, for the purpose of changing the Death During Active Service benefit amount;

NOW, THEREFORE, it is agreed by and between the Bank and the Executive as follows:

Section 3.1.1 of the Agreement shall be amended and replaced as follows:

3.1.1	Amount of Benefit. The benefit under this Section 3.1 is the greater of (i) one hundred percent (100%) of the Accrual Balance as of the end of the month prior to death (ii) or One Million Two Hundred Fifty-Six Thousand Seven Hundred Ninety-Nine Dollars ($1,256,799).

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date indicated above.

EXECUTIVE:	BANK:

FARMERS & MERCHANTS BANK

/s/ James R. Bosley, Jr.	By:	/s/ Kenneth W. Hoffmeyer
James R. Bosley, Jr.	Title:	Chairman of the Board

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